UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

iGo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30907	86-0843914
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 North Perimeter Dr., Suite 200,
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 596-0061
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2013, iGo, Inc. (the “Company”) and Steel Excel Inc. (the “Purchaser”) issued a joint press release announcing the completion of a tender offer by Purchaser to acquire up 1,316,866 shares of the Company’s common stock, par value $0.01 per share, at a price per share of $3.95 (the “Offer”). According to Computershare Trust Company, N.A., the depositary for the Offer, a total of 2,075,007 shares of the Company’s common stock, including 16,716 shares tendered in accordance with the guaranteed delivery procedures (the “Tendered Shares”), were tendered and not validly withdrawn prior to the expiration of the Offer, representing approximately 69.3% of the shares of the Company’s common stock outstanding as of July 11, 2013 on a fully diluted basis. Purchaser has accepted the Tendered Shares for purchase in accordance with the terms of the Offer on a pro-rata basis to limit its purchase to 1,316,866 Tendered Shares, representing 44.0% of the Company’s common shares outstanding as of July 11, 2013 on a fully diluted basis. The Offer was made pursuant to the terms and conditions set forth in a Stock Purchase and Sale Agreement, dated as of July 11, 2013 (the “Sale Agreement”) between the Company and the Purchaser.

In accordance with the Sale Agreement, as of the closing of the Offer, two designees of Purchaser became directors of the Company, replacing Michael D. Heil and Frederic Welts, whose resignations from the Board of Directors of the Company (the “Board”) became effective immediately after the consummation of the Offer. At the time of his resignation, Mr. Welts served as a member of the Corporate Governance and Nominating Committee, the Audit Committee, and the Compensation and Human Resources Committee of the Board. Mr. Heil did not serve on any of the Board’s committees. Neither of the resigning directors was removed from the Board due to disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

As of August 23, 2013, Jack L. Howard and Terry R. Gibson each assumed the role of director of the Company.

Mr. Howard is the Vice Chairman, principal executive officer, and Director of the Purchaser. He has served as a member of the Purchaser’s board of directors since 2007, as Vice Chairman of Purchaser’s board since May 2012, and as principal executive officer of Purchaser since March 2013. Mr. Howard has been a registered principal of Mutual Securities, Inc., a FINRA registered broker-dealer, since 1989. He is also the president of Steel Partners Holdings L.P. (“SPH”), SP General Services LLC and Steel Partners LLC (“Steel”), affiliates of the Purchaser, and has been associated with Steel and its affiliates since 1993. Mr. Howard has served as a director of SPH since October 2011. He has served as a director of Handy & Hartman Ltd., a Steel affiliate, since July 2005, as Vice Chairman of its board of directors since March 2012, and as its principal executive officer since January 2013. He has also served as a director of DGT Holdings Corp. (“DGT”), another Steel affiliate, since September 2011. He currently holds the securities licenses of Series 7, Series 24, Series 55 and Series 63.

Terry R. Gibson has served as the Chief Executive Officer, President and Chief Financial Officer of NOVT Corporation since July 2007 and as Secretary since February 2013. He has served as a Managing Director of SP Corporate Services LLC (“SP Corporate Services”), an entity that provides executive, financial and administrative support services and personnel, since July 2007. SP Corporate Services is an affiliate of the Purchaser. He has served as President, Chief Executive Officer, Chief Financial Officer and as a member of the Board of DGT since October 2012. He has served as a director and Chief Executive Officer of CoSine Communications, Inc. (“CoSine”) since January 2005, as Executive Vice President and Chief Financial Officer since joining CoSine in January 2002 and as Secretary of CoSine since September 2004. Mr. Gibson has served as the President, Chief Executive Officer and Chief Financial Officer of Ore Holdings, Inc. since October 2010.

At the time each of Messrs. Howard and Gibson assumed the role of director, the Board had not determined the Board committees, if any, on which Messrs. Howard and Gibson would serve. Michael J. Larson and Peter L. Ax, who were directors of the Company prior to the closing of the Offer, remain as directors of the Company. Each of the directors will be paid an annual cash retainer of $25,000 and an annual equity retainer payable in restricted shares of the Company’s common stock having a value of $25,000.

Pursuant to Section 6.2 of the Sale Agreement, Mr. Heil was terminated as President, Chief Executive Officer, and Secretary of the Company immediately after the closing of the Offer. Mr. Heil’s termination is being treated as a “Termination Event” under the Employment Agreement between Mr. Heil and the Company, dated as of May 1, 2007, as amended, and a change of control under the termination and change of control program adopted for Mr. Heil by the Compensation Committee of the Board on April 11, 2011, resulting in required payments to Mr. Heil of $849,150 in cash, plus accrued paid time off, continued health benefits for an 18-month period following termination, and the other benefits provided thereunder. Mr. Gibson has been appointed as interim President, Chief Executive Officer, Chief Financial Officer and Secretary.

The foregoing description of certain provisions of the Sale Agreement is qualified in its entirety by reference to the Sale Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on July 11, 2013.

Item 8.01.     Other Events.

The description of the Offer in Item 5.02 above is incorporated herein by reference. A copy of the joint press release announcing the completion of the Offer is attached as Exhibit 99.1 hereto and is also incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Joint Press Release of the Company and Purchaser on August 23, 2013 (incorporated by reference to Exhibit (a)(5)(C) to the Schedule TO filed by Purchaser with the SEC on August 23, 2013).

99.2	Letter of Resignation from Michael D. Heil.

99.3	Letter of Resignation from Frederic Welts.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 26, 2013	iGo, Inc. By: /s/ Terry R. Gibson Terry R. Gibson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release of the Company and Purchaser on August 23, 2013 (incorporated by reference to Exhibit (a)(5)(C) to the Schedule TO filed by Purchaser with the SEC on August 23, 2013).

99.2	Letter of Resignation from Michael D. Heil.

99.3	Letter of Resignation from Frederic Welts.